Exhibit 99.1

NEWS RELEASE

Contact: Desiree Smith, Principal

Financial and Accounting Officer

Phone number: (210) 293-7972

Contact: Jim Fanucchi, Summit IR Group, Inc.

Phone number: (408) 404-5400

Email: ir@globalscape.com

GlobalSCAPE Announces Fourth Quarter and 2011 Fiscal Year Financial Results

Reports Record Annual Revenue of $20.9 Million

SAN ANTONIO, Texas — March 22, 2012 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced financial results for its fourth quarter and 2011 fiscal year end.

Revenue for fiscal 2011 was $20.9 million, an increase of 13 percent when compared with revenue of $18.6 million last year, and the highest revenue in the Company’s history. Net income for fiscal 2011 was approximately $0.6 million, or $0.03 per diluted share, compared with net income of $0.9 million, or $0.05 per diluted share in 2010. Excluding non-recurring expenses related to the Company’s acquisition of TappIn, Inc. in December 2011, the Company’s net income would have been $1.1 million or $0.06 per diluted share in 2011. Cash and short term investments declined to $8.9 million in 2011 from $11.1 million in December 2010, largely attributable to the Company’s acquisition of TappIn which also required investment of $3 million in a long-term certificate of deposit.

Revenue for the fourth quarter was $5.1 million, an increase of 4 percent compared to the fourth quarter of 2010. “We are very pleased to sustain our growth and set another revenue record in 2011,” said Jim Morris, GlobalSCAPE CEO. “We entered 2011 expecting some changes to our quarterly revenue growth trends as we transitioned to more subscription-based revenue. Setting a new revenue record and maintaining 13 percent annual revenue growth in the midst of this transition is a further indicator of our momentum. With our entry into the growing market for secure content mobility, through the acquisition of TappIn, I believe we are poised for additional long-term success.”

Adjusted EBITDA for the fourth quarter was ($115,000), a 116 percent decrease compared with the fourth quarter of 2010. For the full year, Adjusted EBITDA was $2.6 million, a decrease of 18 percent relative to 2010. The Adjusted EBITDA margin for the fourth quarter was (2.3) percent, down from 14.7 percent in the fourth quarter of 2010. For the full year, the Adjusted EBITDA margin was 12.4 percent, down from 16.9 percent in 2010. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See the accompanying table for a reconciliation of net income/loss to Adjusted EBITDA and Adjusted EBITDA margin. The decreases in the Company’s adjusted EBITDA and adjusted EBITDA margin for 2011 and for the fourth quarter were mainly due to the TappIn acquisition costs.

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Conference Call March 22, 2011 at 5:00 p.m. ET

GlobalSCAPE management will hold a conference call Thursday, March 22 to discuss the fourth quarter and fiscal year 2011 financial results and other corporate matters at 5:00 p.m. Eastern Time/4:00 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID # 58717945. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through April 30, 2012.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, Texas, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit www.globalscape.com or the Company’s Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, to be filed with the Securities and Exchange Commission on March 29, 2012.

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Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

(in thousands, except per share amounts)
	Three months ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Operating Revenues:
Software license	$2,022	$2,562	$9,149	$10,158
Maintenance and support	2,491	2,120	9,424	7,762
Professional services	406	110	1,772	438
Others	204	126	549	207

Total Revenues	5,123	4,918	20,894	18,565
Operating Expenses:
Cost of revenues	374	212	1,723	601
Selling, general and administrative expenses	4,310	3,366	14,466	12,815
Research and development expenses	765	864	3,124	3,016
Depreciation and amortization	220	202	790	852

Total operating expenses	5,669	4,644	20,103	17,284

Income (loss) from operations	(546)	274	791	1,281
Other income (expense)	(10)	4	13	10

Income (loss) before income taxes	(556)	278	804	1,291
Provision (benefit) for income taxes	(51)	128	169	410

Net (loss) income	$(505)	$150	$635	$881

Net income (loss) per common share—basic	$(0.03)	$0.01	$0.04	$0.05
Net income (loss) per common share—diluted	$(0.03)	$0.01	$0.03	$0.05
Average shares outstanding:
Basic	18,262	17,863	18,081	17,540
Diluted	18,262	18,508	18,747	18,260

GlobalSCAPE, Inc.

Balance Sheets

(Unaudited)

(in thousands except share amounts)
	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$8,861	$11,087
Accounts receivable (net of allowance for doubtful accounts of $170 and $237 on December 31, 2011 and December 31, 2010, respectively)	3,433	3,124
CoreTrace receivable	761	298
Federal income tax receivable	244	94
Current deferred tax assets	938	881
Prepaid expenses	239	319

Total current assets	14,476	15,803

Fixed assets, net	1,067	1,286
Long-term investments	3,000	—
Investment—CoreTrace	2,278	2,278
Intangible assets, net	4,815	531
Goodwill	12,712	619
Other assets	30	30

Total assets	$38,378	$20,547

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$591	$250
Accrued expenses	1,396	1,392
TappIn earn out, current portion	3,303	—
Long-term debt, current portion	1,276	—
Deferred revenue	6,248	5,554

Total current liabilities	12,814	7,196

Deferred tax liabilities	573	7
Other long term liabilities	1,437	1,185
TappIn earn out, non-current portion	3,694
Long-term debt	5,724

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 18,691,947 and 17,686,252 issued December 31, 2011 and 2010	19	18
Additional paid-in capital	13,478	12,137
Treasury stock, 403,581 shares, at cost, at December 31, 2011 and 2010.	(1,452)	(1,452)
Retained earnings	2,091	1,456

Total stockholders’ equity	14,136	12,159

Total liabilities and stockholders’ equity	$38,378	$20,547

GlobalSCAPE, Inc.

Statements of Cash Flows

(Unaudited)

(in thousands)
	For the year ended December 31,
	2011	2010
Operating Activities:
Net income	$635	$881
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense (recoveries)	(62)	121
Depreciation and amortization	790	852
Stock-based compensation	1,003	1,006
Deferred taxes	(241)	(698)
Excess tax benefits from exercise of stock-based compensation	(13)	(97)
Changes in operating assets and liabilities:
Accounts receivable	(78)	(1,083)
CoreTrace receivable	(463)	(298)
Prepaid expenses	108	(187)
Federal income tax	(163)	40
Other assets	—	23
Accounts payable	341	(66)
Accrued expenses	1	628
Deferred revenues	690	1,483
Other long-term liabilities	252	106

Net cash provided by operating activities	2,800	2,711

Investing Activities:
Proceeds from sale of property and equipment	—	—
Purchase of property and equipment	(201)	(184)
Purchase of TappIn, Inc.	(9,190)
Purchase of short-term investments	—	(350)
Purchase of long-term investments	(3,000)	—
Redemption of short-term investments	—	1,555

Net cash provided by (used in) investing activities	(12,391)	1,021
Financing Activities:
Proceeds from exercise of stock options	352	232
Tax benefit from stock-based compensation	13	97
Proceeds from note payable	7,000	—

Net cash provided by financing activities	7,365	329
Net (decrease) increase in cash	(2,226)	4,061
Cash at beginning of period	11,087	7,026

Cash at end of period	$8,861	$11,087

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$1,225	$1,128

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation and asset impairments.

Adjusted EBITDA and Adjusted EBITDA Margin are metrics that are used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA and Adjusted EBITDA Margin are not measures of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for net income. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA and Adjusted EBITDA Margin in isolation, or as a substitute for net income or other income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

(in thousands)	Three Months Ended
	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Net Revenue	$5,123	$5,417	$5,710	$4,644	$4,918

Income from operations	$(546)	$540	$715	$92	$272

Net income:	$(505)	$611	$471	$59	$150
Plus: Income taxes	(51)	(71)	257	33	128
Plus: Total other (income) expense	10	(9)	(13)	0	(4)
Plus: Depreciation and amortization	220	174	193	204	202
Plus: Stock-based compensation expense	211	275	259	258	249

Adjusted EBITDA	$(115)	$980	$1,167	$554	$725

Operating income margin	-10.7%	10.0%	12.5%	2.0%	5.5%

Adjusted EBITDA margin	-2.3%	18.1%	20.4%	11.9%	14.7%

(Unaudited)
(In thousands)	Year Ended
	December 31,	December 31,
	2011	2010
Net Revenue	$20,894	$18,565

Income from operations	$791	$1,281

Net income:	$635	$881
Plus: Income taxes	169	410
Plus: Total other (income) expense	(13)	(10)
Plus: Depreciation and amortization	790	852
Plus: Stock-based compensation expense	1,003	1,006

Adjusted EBITDA	$2,584	$3,139

Operating income margin	3.8%	6.9%

Adjusted EBITDA margin	12.4%	16.9%